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                                                                    EXHIBIT 23.1

              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Hypercom Corporation 2000 Broad-Based Stock Incentive Plan of Hypercom Corporation of our report dated March 24, 2000, with respect to the consolidated financial statements of Hypercom Corporation included in its Transition Report (Form 10-K) for the six month period ended December 31, 1999 and our report dated March 24, 2000 on the financial statement schedule included therein, filed with the Securities and Exchange Commission.

/s/Ernst & Young LLP

Ernst & Young LLP
Phoenix, Arizona
August 4, 2000